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LivePerson Announces Third Quarter 2021 Financial Results

-- Generates revenue of $118.3 million and growth of 25% year-over-year in the third quarter --

-- Raises midpoint of 2021 revenue guidance --

-- Closes two major strategic acquisitions, VoiceBase and Tenfold, accelerating voice product roadmap --

-- Signs seven 7-figure deals, as well as the largest 8-figure contract in LivePerson's history --

NEW YORK, November 2, 2021 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter Highlights
Total revenue was $118.3 million for the third quarter of 2021, an increase of 25% as compared to the same period last year. Within total revenue, business operations revenue for the third quarter of 2021 increased 26% year over year to $109.2 million, and revenue from consumer operations increased 16% year over year to $9.1 million.

LivePerson signed seven seven-figure deals and 102 deals in total in the third quarter, comprising 37 new and 65 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 34% in the third quarter to another record high of $570,000, up from approximately $425,000 in the comparable prior-year period.

"We delivered a strong third quarter with revenue growing at 25% or greater for the sixth quarter in a row and volume on our Conversational Cloud hitting another record high. Simultaneously, we added more leadership talent across the Company, built out capacity in critical functions, and evolved our strategy for Conversational AI and Voice,” said founder and CEO Robert LoCascio. “Brands are looking for a strategic partner to help them with end-to-end digital transformation that puts customers in control of their own experiences. Through the combination of LivePerson, VoiceBase, and Tenfold’s technologies and expertise, we are eager to bring this unified, deeply integrated Voice and Conversational AI system to life for brands."

“We expect the acquisitions of VoiceBase and Tenfold to create glide paths to new logo acquisition and expansion within the base. By seamlessly integrating voice, messaging, and a broad spectrum of backend systems, these acquisitions also extend our AI platform’s ability to deliver personalization at scale. When coupled with our go-to-market investments, we're well positioned to meet our 2022 targets and enter a new phase of AI-led growth.” added CFO John Collins.

Customer Expansion
During the third quarter, the Company signed contracts with the following new customers:
•One of the largest sporting goods retailers in the world

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•One of the ten largest healthcare companies in the world
•One of the three largest banks in Australia
•A leading designer apparel brand in the U.S.
•A major telecommunications services provider in Southeast Asia
The Company also expanded business with:
•A multi-billion dollar entertainment and media conglomerate
•One of the largest news media companies in the U.S.
•One of the world's largest telco companies
•One of the world's biggest beauty and cosmetics companies
•One of the largest cryptocurrency exchanges in the world

Net Loss and Adjusted Operating (Loss) Income
Net loss for the third quarter of 2021 was $32.8 million or $0.47 per share, as compared to a net loss of $38.7 million or $0.58 per share in the third quarter of 2020. Adjusted operating loss, a non-GAAP financial metric, for the third quarter of 2021 was $33,000, as compared to an adjusted operating income of $9.1 million in the third quarter of 2020. Adjusted operating (loss) income excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, interest income (expense), and other expense (income).

Adjusted EBITDA
Adjusted EBITDA, a non-GAAP financial metric, for the third quarter of 2021 was $6.9 million or $0.09 per share, as compared to $15.1 million or $0.20 per share in the third quarter of 2020. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents
The Company’s cash balance was $633.0 million at September 30, 2021, as compared to $654.2 million at December 31, 2020.

Financial Expectations
With third quarter financial results on target, and progress in execution on the Company's investment plan, the Company is raising its 2021 revenue guidance range to $468.0 million to $471.0 million, or 27.7% to 28.5% YoY, from previously issued guidance of $464.0 million to $471.0 million, or 26.5% to 28.5% YoY. Revenue guidance range for the fourth quarter is $122.2 million to $125.2 million, or 19.6% to 22.6% YoY.
The Company is also updating its 2021 adjusted EBITDA guidance to a range of $11.9 million to $16.3 million, or a 2.6% to 3.5% margin, from $14.8 million to $22.8 million, or a 3.2% to 4.8% margin. This revision primarily reflects the new strategic asset acquisitions of VoiceBase and Tenfold, and planned investments in go-to-market capacity and product innovations designed to drive increased revenue growth in 2022 and beyond. The Company is guiding for fourth quarter adjusted EBITDA in a range of $(21.7) million to $(17.3) million or a (17.8)% to (13.8)% margin.

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The Company’s detailed financial expectations are as follows:

Fourth Quarter 2021

Guidance
Revenue (in millions)	$122.2 - $125.2
GAAP net loss per share	$(0.93) - $(0.86)
Adjusted operating loss (in millions)	$(31.0) - $(26.5)
Adjusted EBITDA (in millions)	$(21.7) - $(17.3)
Fully diluted share count (in millions)	79.8

Full Year 2021

	Updated Guidance	Previous Guidance
Revenue (in millions)	$468.0 - $471.0	$464.0 - $471.0
GAAP net loss per share	$(2.06) - $(1.98)	$(2.02) - $(1.90)
Adjusted operating (loss) (in millions)	$(17.9) - $(13.4)	$(17.6) - $(9.6)
Adjusted EBITDA (in millions)	$11.9 - $16.3	$14.8 - $22.8
Fully diluted share count (in millions)	76.3	75.6

Other Full Year 2021 Assumptions
•Estimated IP litigation, consulting expenses and acquisition costs of approximately $8.5 million ($0.11 per share) and severance and restructuring of $3.8 million ($0.05 per share)
•Amortization of purchased intangibles and finance leases of approximately $6.5 million
•Non-cash interest expense of approximately $35.8 million
•Stock-based compensation expense of approximately $69.3 million
•Depreciation of approximately $29.7 million
•Cash taxes paid of $3.0 million to $4.0 million. A GAAP tax liability of $2.5 million to $3.0 million
•Capital expenditures of approximately $46.2 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be in a range of 66.0% to 67.0%, sales and marketing 36.1%, product development 35.9%, and general and administrative 15.4%.

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Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)
Cost of revenue	$1,337	$2,288	$4,618	$5,735
Sales and marketing	4,228	1,873	11,383	9,536
General and administrative	4,103	3,618	9,863	10,428
Product development	8,601	7,753	22,103	20,472
Total	$18,269	$15,532	$47,967	$46,171

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)
Cost of revenue	$1,343	$286	$3,702	$854
Amortization of purchased intangibles	488	411	1,237	1,219
Total	$1,831	$697	$4,939	$2,073

Supplemental Third Quarter 2021 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2021 on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its third quarter 2021 financial results during a teleconference today, November 2, 2021. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13724205.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13724205.” A replay will also be available on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast

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Company’s World’s Most Innovative Companies list for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted operating (loss) income, or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; and (iii) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer

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services; risks related to our operations in Israel, and the civil and political unrest in that region; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company's reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$118,327	$94,804	$345,823	$264,495

Costs and expenses:
Cost of revenue	38,795	27,692	112,377	78,218
Sales and marketing	40,852	32,775	116,427	110,073
General and administrative	17,193	14,891	47,784	47,713
Product development	41,734	27,736	112,715	80,417
Restructuring costs	44	26,442	3,269	29,635
Amortization of purchased intangibles	488	411	1,237	1,219
Total costs and expenses	139,106	129,947	393,809	347,275

Loss from operations	(20,779)	(35,143)	(47,986)	(82,780)

Other (expense) income, net:
Interest expense, net	(9,442)	(3,159)	(27,852)	(9,161)
Other (expense) income, net	(48)	(508)	3,002	(2,484)
Total other expense, net	(9,490)	(3,667)	(24,850)	(11,645)

Loss before provision for (benefit from) income taxes	(30,269)	(38,810)	(72,836)	(94,425)

Provision for (benefit from) income taxes	2,538	(100)	2,285	(87)

Net loss	$(32,807)	$(38,710)	$(75,121)	$(94,338)

Net loss per share of common stock:
Basic	$(0.47)	$(0.58)	$(1.09)	$(1.44)
Diluted	$(0.47)	$(0.58)	$(1.09)	$(1.44)

Weighted-average shares used to compute net loss per share:
Basic	69,798,839	66,451,414	68,926,203	65,504,571
Diluted	69,798,839	66,451,414	68,926,203	65,504,571

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Nine Months Ended
	September 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(75,121)	$(94,338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	47,967	46,171
Depreciation	20,471	17,223
Non-cash restructuring costs	—	19,085
Amortization of purchased intangibles and finance leases	4,939	2,073
Amortization of debt issuance costs	1,858	908
Accretion of debt discount on convertible senior notes	24,770	7,227
Changes in fair value of contingent consideration	—	(263)
Allowance for credit losses	2,431	2,627
Gain on settlement of leases	(3,483)	—
Deferred income taxes	(1,129)	47
Changes in operating assets and liabilities:
Accounts receivable	(5,827)	19,231
Prepaid expenses and other current assets	(10,269)	(6,055)
Contract acquisition costs noncurrent	(4,765)	(8,156)
Other assets	741	(35)
Accounts payable	(354)	(4,572)
Accrued expenses and other current liabilities	22,176	36,904
Deferred revenue	14,925	(164)
Operating lease liabilities	(4,018)	(287)
Other liabilities	330	29
Net cash provided by operating activities	35,642	37,655

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(33,821)	(32,904)
Payments for acquisition, net of cash acquired	(23,014)	—
Repayment of debt acquired in acquisition	(1,955)	—
Payments for intangible assets	(1,931)	(1,259)
Net cash used in investing activities	(60,721)	(34,163)

FINANCING ACTIVITIES:
Principal payments for financing leases	(2,604)	—
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	13,127	17,147
Payments on conversion of convertible senior notes	(2)	—
Net cash provided by financing activities	10,521	17,147
Effect of foreign exchange rate changes on cash and cash equivalents	(5,072)	1,532
Net increase (decrease) in cash, cash equivalents, and restricted cash	(19,630)	22,171
Cash, cash equivalents, and restricted cash - beginning of year	654,152	176,523
Cash, cash equivalents, and restricted cash - end of year	$634,522	$198,694

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(32,807)	$(38,710)	$(75,121)	$(94,338)
Add/(less):
Amortization of purchased intangibles	1,831	697	4,939	2,073
Stock-based compensation	18,269	15,532	47,967	46,171
Contingent earn-out adjustments	—	—	132	(263)
Restructuring costs (1)	44	26,442	3,269	29,635
Depreciation	6,893	5,948	20,471	17,223
Other litigation and consulting costs (2)	602	1,589	4,784	7,634
Provision for (benefit from) income taxes	2,538	(100)	2,285	(87)
Interest expense, net	9,442	3,159	27,852	9,161
Other expense (income), net (3)	48	508	(3,002)	2,484
Adjusted EBITDA	$6,860	$15,065	$33,576	$19,693
Diluted adjusted EBITDA per common share	$0.09	$0.20	$0.45	$0.26

Weighted average shares used in diluted adjusted EBITDA per common share (4)	75,710,826	77,036,646	74,962,417	75,004,444

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	$(30,269)	$(38,810)	$(72,836)	$(94,425)
Add/(less):
Amortization of purchased intangibles	1,831	697	4,939	2,073
Stock-based compensation	18,269	15,532	47,967	46,171
Restructuring costs (1)	44	26,442	3,269	29,635
Other litigation and consulting costs (2)	602	1,589	4,784	7,634
Contingent earn-out adjustments	—	—	132	(263)
Interest expense, net	9,442	3,159	27,852	9,161
Other expense (income), net (3)	48	508	(3,002)	2,484
Adjusted operating (loss) income	$(33)	$9,117	$13,105	$2,470
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(1)Includes severance costs and other compensation related costs of $2.7 million and lease restructuring costs of $0.6 million for the nine months ended September 30, 2021. Includes lease restructuring costs of $24.1 million and severance costs and other compensation related costs of $2.4 million for the three months ended September 30, 2020. Includes lease restructuring costs of $24.1 million and severance costs and other compensation related costs of $5.6 million for the nine months ended September 30, 2020.
(2)Includes consulting costs of $0.7 million and litigation costs of $0.4 million and reversals of reserve for sales and use tax liability of $0.5 million for the three months ended September 30, 2021. Includes litigation costs of $1.3 million and consulting costs of $0.3 million for the three months ended September 30, 2020. Includes litigation costs of $3.2 million, employee benefit cost of $0.6 million, consulting costs of $1.3 million, and a reversal of reserve for sales and use tax liability of $0.3 million for the nine months ended September 30, 2021. Includes reserve for sales and use tax liability of $2.3 million, litigation costs of $2.3 million, employee benefit cost of $0.8 million, and consulting costs of $2.2 million for the nine months ended September 30, 2020.
(3)Includes $0.2 million and $3.5 million of other income related to the settlement of leases for the three and nine months ended September 30, 2021, respectively. The remaining amount of other expense (income) is attributable to currency rate fluctuations.
(4)Includes shares related to the 0.750% Convertible Senior Notes due 2024 (2024 Notes) issued in March 2019. The Company expects to settle the principal amount of its outstanding 2024 Notes and 0% Convertible Senior Notes due 2026 (2026 Notes), issued in December 2020, upon conversion in cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company's election. The Company uses the treasury stock method for calculating any potential dilutive effect of the conversion spread on diluted net income per share, if applicable. The conversion spread will have a dilutive impact on diluted net income per share of common stock when the average market price of the Company's common stock for a given period exceeds the conversion price of $38.58 per share for the 2024 Notes. The conversion spread had an anti-dilutive impact for the 2026 Notes, since the average market price of the Company's stock during the period was less than the conversion price of $75.23 per share.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - continued
(In Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Calculation of Free Cash Flow:
Net cash provided by operating activities	$5,028	$25,349	$35,642	$37,655
Purchases of property and equipment, including capitalized software	(10,649)	(9,293)	(33,821)	(32,904)
Total free cash flow	$(5,621)	$16,056	$1,821	$4,751

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2021
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(68,200) - $(63,300)	$(143,400) - $(138,500)
Add/(less):
Amortization of purchased intangibles and finance leases	1,600	6,500
Stock-based compensation	21,300	69,300
Depreciation	9,300	29,700
Other non-recurring costs	4,000	12,200
Other expense, net (2)	9,600	34,600
Provision for income taxes	700 - 200	3,000 - 2,500
Adjusted EBITDA	$(21,700) - $(17,300)	$11,900 - $16,300

Reconciliation of Projected Adjusted Operating (Loss): (1)
Loss before provision for income taxes	$(67,500) - $(63,000)	$(140,500) - $(136,000)
Add/(less):
Amortization of purchased intangibles	1,600	6,500
Stock-based compensation	21,300	69,300
Other non-recurring costs	4,000	12,200
Other expense, net (2)	9,600	34,600
Adjusted operating (loss)	$(31,000) - $(26,500)	$(17,900) - $(13,400)
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(1)Certain items may not total due to rounding.
(2)Includes interest expense, net.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$633,042	$654,152
Accounts receivable, net	83,160	80,423
Prepaid expenses and other current assets	26,489	14,236
Total current assets	742,691	748,811

Operating lease right of use asset	1,957	614
Property and equipment, net	118,726	106,055
Contract acquisition cost	43,705	41,021
Intangibles, net	18,134	10,927
Goodwill	139,149	95,192
Deferred tax assets	3,534	2,032
Other assets	1,013	1,780
Total assets	$1,068,909	$1,006,432

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,599	$14,115
Accrued expenses and other current liabilities	105,596	99,870
Deferred revenue	102,905	88,848
Operating lease liability	3,257	5,718
Total current liabilities	226,357	208,551

Deferred revenue, net of current portion	179	409
Convertible senior note, net	565,059	538,432
Operating lease liability, net of current portion	3,415	7,180
Deferred tax liability	1,995	1,622
Other liabilities	9,795	6,304
Total liabilities	806,800	762,498

Commitments and contingencies
Total stockholders’ equity	262,109	243,934
Total liabilities and stockholders’ equity	$1,068,909	$1,006,432

Investor Relations contact
Idalia Rodriguez
ir-lp@liveperson.com
212-609-4214